Exhibit C

Andersen, Andersen & Strong, L.C.               941 East 3300 South, Suite 202
Certified Public Accountants and                    Salt Lake City, Utah 84106
Business Consultants                                    Telephone 801-486-0096
Member SEC Practice Section of AICPA                          Fax 801-486-0098
                                                       Email KAndersen@msn.com


April 1, 1997

Board of Directors
Eurotronics Holdings Inc.
470 East 3900 South - Suite 205
Salt Lake City, Utah 84107

     RE:  Use of Financial Statements in Form S-8 Registration Statement

Dear Board of Directors:

As independent public accountants for Eurotronics Holdings, Inc., a Utah corporation (the "Company"), we hereby consent to the use of our report included in the annual report of the Company on Form 10-KSB for the year ended December 31, 1995 in the Company's Form S-8 registration statement.

Date: April 1, 1997

Sincerely,

 /s/ Andersen, Andersen & Strong

Andersen, Andersen & Strong










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